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                                                                      Exhibit 2A

                                AMENDMENT NO. 1

                                      TO

                           STOCK PURCHASE AGREEMENT


     This Amendment No. 1 (the "Amendment") to the Stock Purchase Agreement dated as of May 11, 2000 (the "Agreement"), by and among ePresence, Inc., a Massachusetts corporation (the "Buyer"), Strategic Network Designs, Inc., a New Jersey corporation ("SND") and the stockholders of SND, is entered into as of this 9th day of June, 2000. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.

     WHEREAS, pursuant to Section 5.9 of the Agreement, the Buyer was to obtain the release of any personal guarantees of David Rovner or Ranjan Sinja within thirty (30) days from the Closing Date, or cause any borrowings by SND from First Union to be repaid in full;

     WHEREAS, the parties desire to extend the time period within which the Buyer may obtain such releases;

     WHEREAS, Section 10.11 provides for written amendments to the Agreement;
and

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto to amend Section 5.9 by deleting the terms "thirty (30)" and replacing "forty-five (45)" therefor.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as a sealed document, as of the date set forth above.


                                       ePRESENCE, INC.


                                       /s/ Richard M. Spaulding
                                       ------------------------------------
                                       By:  Richard M. Spaulding
                                       Title:  Sr. Vice President & CFO


                                       STOCKHOLDERS' REPRESENTATIVE


                                       /s/ Ranjan Sinja
                                       ------------------------------------
                                       By:   Ranjan Sinja


                                       2
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                                AMENDMENT NO. 2

                                      TO

                           STOCK PURCHASE AGREEMENT


     This Amendment No. 2 (the "Amendment") to the Stock Purchase Agreement dated as of May 11, 2000 (the "Agreement"), by and among ePresence, Inc., a Massachusetts corporation (the "Buyer"), Strategic Network Designs, Inc., a
New Jersey corporation ("SND") and the stockholders of SND, is entered into as of this 26th day of June, 2000. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.

     WHEREAS, pursuant to Section 5.9 of the Agreement, the Buyer was to obtain the release of any personal guarantees of David Rovner or Ranjan Sinja within thirty (30) days from the Closing Date, or cause any borrowings by SND from First Union to be repaid in full;

     WHEREAS, pursuant to Amendment No. 1 to Stock Purchase Agreement, dated June 9, 2000, the time period within which the Buyer may obtain such releases was extended from thirty (30) days to forty-five (45) days;

     WHEREAS, the parties desire to further extend the time period within which the Buyer may obtain such releases; and

     WHEREAS, Section 10.11 provides for written amendments to the Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto to amend Section 5.9 by deleting the terms "forty-five (45)" and replacing "fifty-nine (59)" therefor.

                                       1
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as a sealed document, as of the date set forth above.


                                       ePRESENCE, INC.


                                       /s/ Richard M. Spaulding
                                       ------------------------------------
                                       By:  Richard M. Spaulding
                                       Title:  Sr. Vice President & CFO


                                       STOCKHOLDERS' REPRESENTATIVE


                                       /s/ Ranjan Sinja
                                       ------------------------------------
                                       By:   Ranjan Sinja

                                       4
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                                AMENDMENT NO.3

                                      TO

                           STOCK PURCHASE AGREEMENT

     This Amendment No. 3 (the "Amendment") to the Stock Purchase Agreement dated as of May 11, 2000, and as amended on June 9, 2000 and on June 26, 2000 (the "Agreement"), by and among ePresence, Inc. a Massachusetts corporation
(the "Buyer"), Strategic Network Designs, Inc., a New Jersey corporation ("SND") and the stockholders of SND, is entered into this 26th day of March, 2001 by and among the Buyer, David R. Rovner and Ranjan Sinha, acting individually and as the Stockholders' Representative, (collectively the "Parties"). Capitalized terms used herein and otherwise not defined shall have the same meaning as in the Agreement.

     WHEREAS, Section 1.2(b)(i) of the Agreement provides for a Contingent Payment if certain Performance Based Targets are achieved by the SND Business Unit;

     WHEREAS, the Parties wish to amend the Agreement subject to the terms and provisions hereof;

     WHEREAS, Section 10.11 allows for written amendments to the Agreement; and

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each of the Parties hereto, and with the intent to be bound, the Parties hereto agree as follows:

1. Section 1.2(b)(i) of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     "(b) (i) Buyer agrees to make a cash payment in the amount of $2,075,000 to the Stockholders (in accordance with the ownership percentages set forth in Schedule I to the Agreement) in compromise and full settlement of the Contingent Payment (such payment to be made within 3 business days of full execution and delivery of this Amendment). It is further agreed that the Stockholders, after consulting with its legal counsel, hereby release, discharge and forever waive any and all claims, known and unknown, that it ever had, now has or might have against the Buyer and its affiliates and the directors, officers, shareholders, and employees, agents, attorneys, successors and assigns respectively of each arising from, or related to the Contingent Payment in any manner whatsoever, including, without limitation, under Sections 5.2 or 5.3 of the Agreement."

2. Sections 1.2(b)(ii), 1.2(b)(iii) and 1.2(c) and Schedule II thereto shall be deleted in their entirety.

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3.  Ranjan Sinha represents and warrants to the Buyer that Ranjan Sinha has the power and authority to execute this Amendment as Stockholders' Representative and that this Amendment is a valid and binding agreement of the Stockholders, enforceable in accordance with its terms.

4. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for one more than one counterpart signed by each party hereto and against which enforcement hereof is sought.

5. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed document, as of the date set forth above.


                                       ePRESENCE, INC.


                                       /s/ Richard M. Spaulding
                                       --------------------------------------
                                       Richard M. Spaulding
                                       Title: Senior Vice President and CFO


                                       /s/ Ranjan Sinha
                                       -------------------------------------
                                       Ranjan Sinha, individually and as
                                       Stockholders' Representative


                                       /s/ David R. Rovner
                                       --------------------------------------
                                       David R. Rovner

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